                                                           Exhibit No. EX-99.m.2

                              DISTRIBUTION PLAN OF
                        GARTMORE VARIABLE INSURANCE TRUST
                      (Amended Effective December 8, 2005)

     Section 1. This Distribution Plan (the "Plan") constitutes the distribution plan for the  following  classes of the  series  (each,  a "Fund")  of  Gartmore
Variable Insurance Trust (the "Trust"):

                  Fund                                        Classes
Gartmore GVIT Global Technology and Communications Fund       Class II, Class VI
     (formerly Gartmore NSAT Global
      Technology and Communications Fund)
Gartmore GVIT Nationwide Fund                                 Class II
     (formerly Gartmore GVIT Total Return Fund )
Gartmore GVIT Emerging Markets Fund                           Class II, Class VI
     (formerly Gartmore NSAT Emerging Markets Fund)
Gartmore GVIT International Growth Fund                       Class II
     (formerly Gartmore NSAT International Growth Fund)
GVIT Small Cap Growth Fund                                    Class II
     (formerly Nationwide Small Cap Growth Fund)
GVIT Small Company Fund                                       Class II
     (formerly Nationwide Small Company Fund)
Gartmore GVIT Global Health Sciences Fund                     Class II, Class VI
     (formerly Gartmore NSAT Global Health Sciences
     Fund)
Gartmore GVIT Asia Pacific Leaders Fund                       Class II
Gartmore GVIT European Leaders Fund                           Class II
Gartmore GVIT U.S. Growth Leaders Fund                        Class II
         (formerly Gartmore GVIT U.S. Leaders Fund)
Gartmore GVIT Nationwide Leaders Fund                         Class II
         (formerly Gartmore GVIT U.S. Leaders Fund)
Gartmore GVIT Global Financial Services Fund                  Class II
Gartmore GVIT Global Utilities Fund                           Class II
Gartmore GVIT Worldwide Leaders Fund                          Class II
     (formerly Nationwide Global 50  Fund)
Gartmore GVIT Government Bond Fund                            Class II
     (formerly Government Bond Fund)
GVIT Small Cap Value Fund                                     Class II
     (formerly Nationwide Small Cap Value Fund)
Dreyfus GVIT International Value Fund                         Class II, Class VI
GVIT Equity 500 Index Fund                                    Class II
Van Kampen Comstock GVIT Value Fund                           Class II
Gartmore GVIT Mid Cap Growth Fund                             Class II
         (formerly Strong GVIT Mid Cap Growth Fund)
Gartmore GVIT Developing Markets Fund                         Class II

                              DISTRIBUTION PLAN OF
                        GARTMORE VARIABLE INSURANCE TRUST
                      (Amended Effective December 8, 2005)
                                     Page 2

Gartmore GVIT Nationwide Principal Protected Fund
Gartmore GVIT Money Market Fund II
         (formerly Money Market Fund II)
Gartmore GVIT Investor Destinations Aggressive Fund(1)        Class II, Class VI(2)
   (formerly NSAT Investor Destinations Aggressive
   Fund)
Gartmore GVIT Investor Destinations Moderately                Class II, Class VI(2)
   Aggressive Fund(1) (formerly NSAT Investor
   Destinations Moderately Aggressive Fund)
Gartmore GVIT Investor Destinations Moderate Fund(1)          Class II, Class VI(2)
   (formerly NSAT Destinations Moderate Fund)
Gartmore GVIT Investor Destinations Moderately                Class II, Class VI(2)
   Conservative Fund(1) (formerly NSAT Destinations           Class II, Class VI(2)
Moderately Conservative Fund) (formerly NSAT
   Destinations Moderately Conservative Fund)
Gartmore GVIT Investor Destinations Conservative              Class II, Class VI(2)
   Fund(1) (formerly NSAT Destinations
   Conservative Fund)
American Funds GVIT Growth Fund(3)                            Class II, Class VII(4)
American Funds GVIT Global Growth Fund(3)                     Class II, Class VII(4)
American Funds GVIT Asset Allocation Fund(3)                  Class II, Class VII(4)
American Funds GVIT Bond Fund(3)                              Class II, Class VII(4)
______________

(1)  These  Funds  are  collectively  known as the "GVIT  Investor  Destinations
     Funds."
(2)  The changes to these classes will be effective April 1, 2004.
(3)  These Funds are collectively known as the "American Funds GVIT Funds."
(4)  The changes to these classes will be effective April 1, 2006.

The Plan is adopted  pursuant to Rule 12b-1 under the Investment  Company Act of
1940, as amended (the "1940 Act").

     Section 2. Subject to the  limitations on the payment of asset-based  sales charges  set  forth  in  Section  2830  of the  Conduct  Rules  of the  National
Association of Securities  Dealers,  Inc. ("NASD"),  the Funds shall pay amounts not exceeding on an annual basis a maximum amount of:

(a)  25 basis  points  (0.25%) of the  average  daily net assets of the Class II shares of each of the Funds (except  Gartmore GVIT Money Market Fund II and
     Gartmore GVIT Nationwide  Principal  Protected  Fund), all of which will be considered a distribution fee.

(b)  25 basis  points  (0.25%) of the average  daily net assets of the shares of the Gartmore  GVIT Money Market Fund II, and the Gartmore  GVIT  Nationwide
     Principal  Protected  Fund,  all of which will be considered a distribution fee.

                              DISTRIBUTION PLAN OF
                        GARTMORE VARIABLE INSURANCE TRUST
                      (Amended Effective December 8, 2005)
                                     Page 3

(c)  25 basis  points  (0.25%) of the  average  daily net assets of the Class VI shares of the Gartmore  GVIT Global  Technology  and  Communications  Fund,
     Gartmore GVIT Global Health Sciences Fund,  Gartmore GVIT Emerging  Markets
     Fund, and Dreyfus GVIT  International  Value Fund, and each of the Investor
     Destinations Funds.

(d)  40 basis  points  (0.40%) of the average  daily net assets of the Class VII shares of each of the American Funds GVIT Funds.

These fees will be paid to Gartmore Distribution Services,  Inc. ("GDSI" and the
"Underwriter")  for activities or expenses  primarily  intended to result in the sale  or  servicing  of  Fund  shares.  Distribution  fees  may  be  paid  to an
Underwriter, to an insurance company or its eligible affiliates for distribution activities  related  to the  indirect  marketing  of the Funds to the  owners of variable  insurance  contracts  ("contract  owners"),  or to any other  eligible institution.  As described above, a distribution fee may be paid pursuant to the
Plan for services including, but not limited to:

     (i)  Underwriter services including (1) distribution personnel compensation and expenses, (2) overhead,  including office,  equipment and computer
          expenses,   supplies  and  travel,  (3)  procurement  of  information, analysis and reports related to marketing and  promotional  activities and (4) expenses related to marketing and promotional activities;

     (ii) Printed  documents  including  (1) fund  prospectuses,  statements  of additional information and reports for prospective contract owners and
          (2) promotional literature regarding the Fund;

     (iii)Wholesaling  services  by the  Underwriter  or the  insurance  company including  (1)  training,  (2)  seminars  and sales  meetings  and (3)
          compensation;

     (iv) Life  insurance  company  distribution  services  including  (1)  fund disclosure  documents  and reports (2)  variable  insurance  marketing materials,  (3) Fund sub-account  performance  figures,  (4) assisting prospective  contract owners with enrollment matters, (5) compensation to  the  salesperson  of  the  variable  insurance  contract  and  (6)
          providing other  reasonable help with the  distribution of Fund shares to life insurance companies; and

     (v)  Life insurance company contract owner support.

                              DISTRIBUTION PLAN OF
                        GARTMORE VARIABLE INSURANCE TRUST
                      (Amended Effective December 8, 2005)
                                     Page 4

No provision of the Plan shall be interpreted to prohibit any payments by a Fund with respect to shares of such Fund during  periods when the Fund has  suspended or otherwise limited sales of such shares.

     Section 3. This Plan shall not take effect until it has been  approved by a vote of at least a  majority  (as  defined  in the 1940 Act) of the  outstanding voting  securities of each of the Funds, if adopted after any public offering of such shares, and by the vote of the Board of Trustees of the Trust, as described in Section 4 of the Plan.

     Section 4. This Plan  shall not take  effect  with  respect to a class of a
Fund until it has been approved,  together with any related agreements, by votes of the  majority  of both (a) the Board of  Trustees  of the Trust and (b) those
Trustees of the Trust who are not  "interested  persons" (as defined in the 1940
Act) of the Trust and who have no direct or indirect  financial  interest in the operation of this Plan or any  agreements  related to this Plan (the "Rule 12b-1
Trustees"), cast in person at a meeting called for the purpose of voting on this
Plan or such agreements.

     Section 5. Unless sooner  terminated  pursuant to Section 7 or 8, this Plan shall continue in effect with respect to the class of a Fund for a period of one year from the date it takes  effect  with  respect to such class and  thereafter shall continue in effect so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in Section 4.

     Section 6. Any person  authorized to direct the  disposition of monies paid or  payable  by a Fund  pursuant  to this Plan or any  related  agreement  shall provide to the Board and the Board  shall  review at least  quarterly  a written report of the amounts so expended and the  purposes for which such  expenditures were made.

     Section 7. This Plan may be  terminated as to a class of a Fund at any time by vote of a majority  of the Rule 12b-1  Trustees,  or by vote of a majority of the outstanding affected class of such Fund.

     Section 8. Any agreement with any person relating to the  implementation of this Plan shall be in writing, and shall provide:

          A.   That such agreement may be terminated at any time with respect to a Class, without payment of any penalty, by vote of a majority of the  Rule  12b-1  Trustees  or by a  vote  of a  majority  of the outstanding  Class  Shares  of the Fund on not more  than 60 days written notice to any other party to the agreement; and

                              DISTRIBUTION PLAN OF
                        GARTMORE VARIABLE INSURANCE TRUST
                      (Amended Effective December 8, 2005)
                                     Page 5

          B.   That such agreement shall terminate automatically in the event of its assignment.

     Section 9. This Plan may not be amended to increase  materially  the amount of distribution expenses of a Fund provided for in Section 2 hereof, unless such amendment  is approved in the manner  provided in Section 3 hereof.  No material amendment to this Plan shall be made unless  approved in the manner provided for approval of this Plan in Section 4 hereof.

     Section  10. The  provisions  of the Plan are  severable  for each class of shares of the Funds and any action required  hereunder must be taken  separately for each class covered hereby.